                       [GRAPHIC OMITTED]

                                     BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))

                            MEMORANDUM OF ASSOCIATION
                                       OF

                            TBS INTERNATIONAL LIMITED
                   (hereinafter referred to as "the Company")

1.       The liability of the members of the Company is limited to the amount
         (if any) for the time being unpaid on the shares respectively held by them.

2.       We, the undersigned, namely,

NAME                       ADDRESS                   BERMUDIAN         NATIONALITY             NUMBER OF
                                                      STATUS                                    SHARES
                                                      (Yes/No)                                 SUBSCRIBED

JOHN H.                    SOUTHAMPTON,                YES                  BRITISH                 1 SHARE
COOPER                     BERMUDA

DAVID G.                   SOUTHAMPTON,                YES                  BRITISH                 1 SHARE
COOPER                     BERMUDA

ERNEST A.                  PAGET,                      YES                  BRITISH                 1 SHARE
MORRISON                   BERMUDA

do hereby respectively agree to take such number of shares as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the
Company in respect of the shares allotted to us respectively.

3.       The Company is to be an EXEMPTED Company as defined by the Companies
         Act 1981.

4.       The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels -

         N/A

5.       The authorised share capital of the Company is U.S. $12,000.00 divided into 2,000 shares of U.S.$6.00 EACH. The minimum subscribed share capital of the Company is U.S.$12,000.00.

6.       The objects for which the Company is formed and incorporated are -

         (i)     TO ACT AND OR TO PERFORM ALL THE FUNCTIONS OF A HOLDING COMPANY
                 IN ALL ITS BRANCHES AND TO COORDINATE THE POLICY AND
                 ADMINISTRATION OF (I) ANY ENTITY OR ENTITIES WHEREVER
                 INCORPORATED, ESTABLISHED OR CARRYING ON BUSINESS WHICH ARE IN
                 ANY MANNER DIRECTLY OR INDIRECTLY OWNED OR CONTROLLED BY THE
                 COMPANY OR BY THE SAME ENTITY IN ANY MANNER DIRECTLY OR
                 INDIRECTLY OWNING OR CONTROLLING THE COMPANY OR (II) ANY GROUP
                 OF WHICH THE COMPANY OR ANY SUCH ENTITY OWNED OR CONTROLLED BY,
                 OR UNDER COMMON OWNERSHIP OR CONTROL WITH, THE COMPANY IS A
                 MEMBER;

         (ii)    TO PROVIDE AND OR PROCURE FINANCING AND FINANCIAL INVESTMENT,
                 MANAGEMENT AND ADVISORY SERVICES AND ADMINISTRATIVE SERVICES TO
                 ANY ENTITY IN WHICH THE COMPANY OWNS, DIRECTLY OR INDIRECTLY AN
                 EQUITY INTEREST (REGARDLESS OF WHETHER THE SAME CARRIES ANY
                 VOTING RIGHTS OR PREFERRED RIGHTS OR RESTRICTIONS); AND, IN
                 CONNECTION WITH ANY OF THE FOREGOING, TO PROVIDE AND OR PROCURE
                 CREDIT, CREDIT ENHANCEMENT, FINANCIAL ACCOMMODATION,
                 GUARANTEES, LOANS AND OR ADVANCES WITH OR WITHOUT INTEREST OR
                 BENEFIT TO THE COMPANY TO ANY SUCH ENTITY AND TO LEND TO,
                 DEPOSIT WITH AND OR CHARGE OR OTHERWISE ENCUMBER IN FAVOUR OF
                 ANY FINANCIAL INSTITUTION, FUND AND OR TRUST, ALL OR ANY
                 PROPERTY OF THE COMPANY AND OR ANY INTEREST THEREIN TO PROVIDE
                 SECURITY OR COLLATERAL FOR ANY FINANCING PROVIDED TO ANY SUCH
                 ENTITY;

         (iii)   TO ACT AS AN INVESTMENT COMPANY AND FOR THAT PURPOSE TO
                 ACQUIRE, HOLD UPON ANY TERMS, EITHER IN THE NAME OF THE COMPANY
                 OR THAT OF ANY NOMINEE, PERSONAL PROPERTY OF ALL KINDS,
                 INCLUDING WITHOUT LIMITATION, SHARES, STOCK, DEBENTURES,
                 DEBENTURE STOCK, OWNERSHIP INTERESTS, SWAPS, HEDGING SECURITIES
                 (INCLUDING PUT AND CALL OPTIONS) ANNUITIES, NOTES, MORTGAGES,
                 BONDS, OBLIGATIONS AND OTHER SECURITIES, FOREIGN EXCHANGE,
                 FOREIGN CURRENCY DEPOSITS AND COMMODITIES, ISSUED OR GUARANTEED
                 BY ANY COMPANY, PARTNERSHIP OR OTHER ENTITY WHEREVER
                 INCORPORATED, ESTABLISHED OR CARRYING ON BUSINESS, OR BY ANY
                 GOVERNMENT, SOVEREIGN, RULER, COMMISSIONERS, PUBLIC BODY OR
                 AUTHORITY, SUPREME, MUNICIPAL, LOCAL OR OTHERWISE, BY ORIGINAL
                 SUBSCRIPTION, TENDER, PURCHASE, EXCHANGE, UNDERWRITING,
                 PARTICIPATION IN SYNDICATES OR IN ANY OTHER MANNER AND WHETHER
                 OR NOT FULLY PAID UP, AND TO MAKE PAYMENTS THEREON AS CALLED UP
                 OR IN ADVANCE OF CALLS OR OTHERWISE AND TO SUBSCRIBE FOR THE
                 SAME, WHETHER CONDITIONALLY OR ABSOLUTELY, AND TO HOLD THE SAME
                 WITH A VIEW TO INVESTMENT, BUT WITH THE POWER TO VARY ANY
                 INVESTMENTS, AND TO

                 EXERCISE AND ENFORCE ALL RIGHTS AND POWERS CONFERRED BY OR
                 INCIDENT TO THE OWNERSHIP THEREOF, AND TO INVEST AND DEAL
                 WITH THE MONEYS OF THE COMPANY UPON SUCH SECURITIES AND IN
                 SUCH MANNER AS MAY BE FROM TIME TO TIME DETERMINED
                 (INCLUDING , WITHOUT LIMITATION, ENTERING INTO, INVESTING IN
                 AND REINVESTING IN FUTURES AND FORWARD CONTRACTS, DERIVATIVE
                 FINANCIAL INVESTMENTS, FOREIGN EXCHANGE CONTRACTS AND
                 RELATED OPTIONS THEREON).

         (iv)    TO ACQUIRE BY PURCHASE OR OTHERWISE, BUY, OWN, HOLD, CREATE,
                 MARKET, DESIGN, ASSEMBLE, MANUFACTURE, REPAIR, LEASE, HIRE,
                 LET, SELL, DISPOSE OF (WITH OR WITHOUT CONSIDERATION OR
                 BENEFIT), MAINTAIN, IMPROVE, DEVELOP, MANAGE, INVENT, BUILD,
                 CONSTRUCT, OPERATE, PACKAGE AND OTHERWISE TRADE, INVEST OR DEAL
                 IN AND WITH PRODUCTS, FINANCIAL INSTRUMENTS, GOODS, AND REAL
                 AND PERSONAL PROPERTY OF ALL KINDS WHATSOEVER AND WHERESOEVER
                 SITUATED, AND ENTER INTO ARRANGEMENTS FOR OR WITH RESPECT TO
                 ANY OF THE FOREGOING;

         (v)     TO PERFORM, PROVIDE, PROCURE, MARKET AND DEAL IN SERVICES AND
                 UNDERTAKINGS OF ALL KINDS;

         (vi)    TO ADVISE AND ACT AS CONSULTANTS AND MANAGERS OF ALL KINDS AND,
                 WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TO PROVIDE
                 INVESTMENT AND FINANCIAL ADVICE, CONSULTATION AND MANAGEMENT
                 SERVICES;

         (vii)   TO RESEARCH, CREATE, DEVELOP, INVENT, IMPROVE, DISCOVER,
                 DESIGN, COLLATE AND DRAFT ORIGINAL WORKS, SOFTWARE, INVENTIONS,
                 DESIGNS, CONCEPTS, FORMULAS, PROCESSES, STRATEGIES,
                 METHODOLOGIES AND THE LIKE, AND ACQUIRE, BUILD, OWN, HOLD,
                 SELL, LEASE, LICENSE, DISPOSE OF (WITH OR WITHOUT CONSIDERATION
                 OR BENEFIT), MARKET, FRANCHISE, AND OTHERWISE EXPLOIT AND DEAL
                 IN OR WITH ALL INTELLECTUAL AND INTANGIBLE PROPERTY RIGHTS
                 PERTAINING THERETO WHETHER REGISTERED OR NOT, INCLUDING BUT NOT
                 LIMITED TO TRADE AND SERVICE MARKS, TRADE NAMES, COPYRIGHTS,
                 COMPUTER SOFTWARE, INVENTIONS, DESIGNS, PATENTS, PROVISIONAL
                 PATENTS, UTILITY MODELS, TRADE SECRETS, CONFIDENTIAL
                 INFORMATION, KNOW HOW, GET-UP AND ANY OTHER RIGHTS AND
                 PRIVILEGES VESTING IN OR ATTACHING THERETO;

         (viii)  TO EXPLORE FOR, DRILL FOR, MINE FOR, QUARRY FOR, MOVE,
                 TRANSPORT, AND REFINE METALS, MINERALS, FOSSIL FUEL, PETROLEUM,
                 HYDROCARBON PRODUCTS INCLUDING, WITHOUT LIMITING THE GENERALITY
                 OF THE FOREGOING, OIL AND OIL PRODUCTS, AND PRECIOUS STONES OF
                 ALL KINDS AND TO PREPARE THE SAME FOR SALE OR USE;

         (ix)    TO ENTER INTO ANY GUARANTEE, CONTRACT OF INDEMNITY OR
                 SURETYSHIP AND TO ASSURE, SUPPORT OR SECURE WITH OR WITHOUT
                 CONSIDERATION OR BENEFIT THE PERFORMANCE OF ANY OBLIGATIONS OF
                 ANY PERSON OR PERSONS AND TO GUARANTEE THE FIDELITY OF
                 INDIVIDUALS FILLING OR ABOUT TO FILL SITUATIONS OF TRUST OR
                 CONFIDENCE;

         (x)     TO OWN, MANAGE, OPERATE, ACT AS AGENTS WITH RESPECT TO, BUILD,
                 REPAIR, ACQUIRE, OWN, SELL, CHARTER, OR DEAL IN SHIPS AND
                 AIRCRAFT;

         (xi)    TO LEND TO OR DEPOSIT WITH ANY PERSON FUNDS, PROPERTY OR ASSETS
                 AND TO PROVIDE COLLATERAL OR CREDIT ENHANCEMENT FOR LOANS,
                 LEASING OR OTHER FORMS OF FINANCING, WITH OR WITHOUT
                 CONSIDERATION OR BENEFIT;

         (xii)   TO CREATE, ENTER INTO, UNDERTAKE, PROCURE, ARRANGE FOR, ACQUIRE
                 BY PURCHASE OR OTHERWISE, BUY, OWN, HOLD, SELL OR OTHERWISE
                 DISPOSE OF (WITH OR WITHOUT CONSIDERATION OR BENEFIT), TRADE,
                 INVEST AND OR OTHERWISE DEAL IN, WHETHER ON A SPECULATIVE BASIS
                 OR OTHERWISE, ALL AND OR ANY KIND OF (INCLUDING WITHOUT
                 LIMITATION ALL AND OR ANY COMBINATIONS OF AND ALL AND OR ANY
                 RIGHTS OR INTERESTS UNDER) INSTRUMENT, AGREEMENT, CONTRACT,
                 COVENANT AND UNDERTAKING, INCLUDING WITHOUT LIMITING THE
                 GENERALITY OF THE FOREGOING, DERIVATIVE INSTRUMENT, AGREEMENT
                 OR CONTRACT, OPTION, SWAP OPTION CONTRACT, BOND, WARRANT,
                 DEBENTURE, EQUITY, FORWARD EXCHANGE CONTRACT, FORWARD RATE
                 CONTRACT, FUTURE, HEDGE, SECURITY, NOTE, CERTIFICATE OF
                 DEPOSIT, UNIT, GUARANTEE AND OR FINANCIAL INSTRUMENT; AND

         (xiii)  TO CARRY ON ANY TRADE OR BUSINESS WHICH CAN, IN THE OPINION OF
                 THE BOARD OF DIRECTORS, BE ADVANTAGEOUSLY CARRIED ON BY THE
                 COMPANY.

7.       POWERS OF THE COMPANY

         (i)     THE COMPANY SHALL, PURSUANT TO SECTION 42 OF THE COMPANIES ACT
                 1981, HAVE THE POWER TO ISSUE PREFERENCE SHARES WHICH ARE, AT
                 THE OPTION OF THE HOLDER, LIABLE TO BE REDEEMED.

         (ii)    THE COMPANY SHALL, PURSUANT TO SECTION 42A OF THE COMPANIES ACT
                 1981, HAVE THE POWER TO PURCHASE ITS OWN SHARES.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

(SUBSCRIBERS)                                        (WITNESSES)

SUBSCRIBED this    TH DAY OF   , 200 .